Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Hanif Jamal
Chief Financial Officer
Tel: 303-845-3377
Email: investors@dothill.com
Jodi Bochert
Investor Relations
Tel: 303-845-3469
Email: investors@dothill.com
Kirsten Chapman
LHA Investor Relations
Tel: 415-433-3777
Email: dothill@lhai.com

Dot Hill Reports First Quarter 2013 Results
LONGMONT, Colo. -May 9, 2013 - Dot Hill Systems Corp. (NASDAQ:HILL), a leading provider of SAN storage solutions, reported financial results for the first quarter 2013, ended March 31, 2013.
Non-GAAP First Quarter 2013 Financial and Operational Highlights:

•	Net revenue from Vertical Markets grew 20% compared to fourth quarter 2012;

•	Non-GAAP gross margins were 32.1%, as compared to 28.3% for the fourth quarter 2012, and the highest gross margin in over five years;

•	Operating expenses were relatively flat as compared to first quarter 2012 and declined relative to fourth quarter 2012;

•	Company returns to breakeven.
“The results of increased R&D spending in 2012 are now becoming more visible,” stated Dana Kammersgard, president and chief executive officer, Dot Hill Systems. “Our focus on Vertical Markets and especially in Media and Entertainment and Telecommunications is benefiting from explosive data growth as film studios keep producing 3-D movies and smartphone users keep generating and sharing data of all sorts. Furthermore, our new product efforts are bearing fruit as almost all of our recent new customer wins are based on our midrange 4000 or 5000 series products. Additionally, multiple existing and new OEM partners are on schedule to launch our next generation entry-level series 3000 arrays.”
First Quarter 2013 GAAP Financial Detail (including discontinued operations):
The Company recognized GAAP net revenue of $44.5 million for the first quarter of 2013, as compared to $54.7 million for the first quarter of 2012 and $44.1 million for the fourth quarter of 2012. The first quarter of 2012 benefitted from a spike in demand from one of the Company's telecommunications customers.
GAAP gross margins for the first quarter of 2013 were 32.2%, as compared to 27.7% for the first quarter of 2012 and 17.8% for the fourth quarter of 2012. GAAP operating expenses for the first quarter of 2013 were $15.3 million, as compared to $17.1 million for the first quarter of 2012 and $12.6 million in the fourth quarter of 2012. GAAP net loss for the first quarter of 2013 was $1.0 million, or ($0.02) per share, as compared to a net loss of $1.9 million, or ($0.03) per share, for the first quarter of 2012, and a net loss of $5.0 million, or ($0.09) per share, for the fourth quarter of 2012.
First Quarter 2013 Non-GAAP Financial Detail:
The Company recognized non-GAAP net revenue of $44.9 million for the first quarter of 2013, as compared to $54.6 million for the first quarter of 2012 and $46.2 million for the fourth quarter of 2012.
Non-GAAP gross margins were 32.1% for the first quarter of 2013, as compared to 29.3% for the first quarter of 2012 and 28.3% for the fourth quarter of 2012. The increase in gross margins during the first quarter of 2013 relative to the fourth quarter of 2012 was partly due to the growth in higher margin Vertical Markets revenues as a percent of total revenue. Total non-GAAP operating expenses for the first quarter of 2013 were $14.3 million, as compared to $14.2 million for the first quarter of 2012 and $14.7 million for the fourth quarter of 2012.
Non-GAAP net income for the first quarter of 2013 was $0.04 million, or $0.00 per fully diluted share, as compared to first quarter 2012 non-GAAP net income of $1.9 million, or $0.03 per fully diluted share, and fourth quarter 2012 non-GAAP net loss of $2.0 million, or ($0.03) per share. Non-GAAP EBITDA for the first quarter of 2012 was positive $0.8 million as compared to positive $2.3 million for the first quarter of 2012 and negative $1.0 million for the fourth quarter of 2012.
Balance Sheet:
On March 31, 2013 the Company had cash and cash equivalents of $40.3 million and $2.8 million in short term notes payable as compared to $40.3 million in cash and cash equivalents and $2.8 million in short term notes payable on December 31, 2012.
Second Quarter and Full Year 2013 Outlook:
The Company reiterated the guidance ranges issued at its Analyst Day on April 8, 2013 of second quarter 2013 non-GAAP net revenue of $47 million to $53 million and non-GAAP EPS of a loss of ($0.01) per share to a profit of $0.02 per fully diluted share. The Company also reiterated its full year 2013 outlook of non-GAAP revenue of $205 million to $227 million, non-GAAP gross margins of 30% to 31%, non-GAAP operating expenses of $60 million to $64 million and non-GAAP EPS of $0.02 per fully diluted share to $0.10 per fully diluted share.
“We are off to a solid start in 2013, given the global economic climate,” stated Hanif Jamal, chief financial officer, Dot Hill Systems. “We are pleased with the continued traction in our Vertical Markets business, the significant improvement in non-GAAP gross margins, as well as the discipline in managing operating expenses and working capital during the first quarter. The result was a small non-GAAP net profit for the quarter. Based on our existing customer sales funnel, we are expecting solid revenue and earnings growth in the second half of 2013 with the potential for even higher revenue growth and non-GAAP EPS accretion in 2014.”
Conference Call Information:
Dot Hill's first quarter 2013 financial results conference call is scheduled to take place on Thursday, May 9, 2012 at 11:00 am ET. Please join us for a live audio webcast at www.dothill.com in the Investor Relations section. If you prefer to join via telephone, please dial 877-303-3196 (U.S.) or 408-427-3864 (International) at least five minutes prior to the start of the call. A replay of the webcast is scheduled to be available for one week on the Dot Hill web site following the conference call. For a telephone replay, dial 855-859-2056 (U.S.) or 404-537-3406 (International) and enter conference ID# 36635397.
About Non-GAAP Financial Measures
In 2012 and/or 2013, the Company's non-GAAP financial measures exclude the impact of stock-based compensation expense, legal settlements and associated expenses, intangible asset amortization, restructuring and severance charges, charges or credits for contingent consideration adjustments, charges for impairment of goodwill and other long-lived assets, specific and significant warranty claims arising from a supplier's defective products, the impact of our discontinued AssuredUVS software business and the effects of foreign currency gains or losses. The non-GAAP financial measures include the recognition of revenues and directly related costs associated with long term AssuredVRA software contracts, which were deferred and amortized in the Company's GAAP financial statements. The Company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the Company's financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.
About Dot Hill
Delivering innovative technology and global support, Dot Hill empowers its customers to bring unique storage solutions to market, quickly, easily and cost-effectively. Offering high performance and industry-leading uptime, Dot Hill's RAID technology is the foundation for best-in-class storage solutions offering enterprise-class security, availability and data protection. The Company's products are in use today by the world's leading service and equipment providers, common carriers and advanced technology and telecommunications companies, as well as government agencies and small and medium enterprise customers. Dot Hill solutions are certified to meet rigorous industry standards and military specifications, as well as RoHS and WEEE international environmental standards. Headquartered in Longmont, Colorado, Dot Hill has offices and/or representatives in China, Germany, Japan, United Kingdom, Singapore and the United States. For more information, visit http://www.dothill.com.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements regarding future opportunities for additional business and the stage of such opportunities relative to a final binding agreement, prospects for Dot Hill's continued growth, and Dot Hill's projected financial results for the second quarter and full year of 2013. The risks that contribute to the uncertain nature of the forward-looking statements include, among other things: the risk that actual financial results for the second quarter and full year of 2013 may be different from the financial guidance provided in this press release; the risks associated with macroeconomic factors that are outside of Dot Hill's control; the risk that projected future opportunities may never fully develop into ongoing business relationships and/or binding contractual agreements; the fact that no Dot Hill customer agreements provide for mandatory minimum purchase requirements; the risk that one or more of Dot Hill's OEM or other customers may cancel or reduce orders, not order as forecasted or terminate their agreements with Dot Hill; the risk that Dot Hill's new products may not prove to be popular; the risk that one or more of Dot Hill's suppliers or subcontractors may fail to perform or may terminate their agreements with Dot Hill; the risk that Vertical Markets' sales may not ramp as expected; unforeseen product quality, technological, intellectual property, personnel or engineering issues and any costs that may result from such issues; and the additional risks set forth in Dot Hill's most recent Form 10-Q and Form10-K filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Dot Hill undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.
HILL-F

DOT HILL SYSTEMS CORP.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2012	December 31, 2012	March 31, 2013
Net revenue	54,598	44,019	44,480
Cost of goods sold	39,033	36,142	30,040
Gross profit	15,565	7,877	14,440
Operating expenses:
Research and development	9,197	5,974	8,713
Sales and marketing	3,477	3,718	3,108
General and administrative	2,834	2,776	3,137
Total operating expenses	15,508	12,468	14,958
Operating loss	57	(4,591)	(518)
Other income (expense):
Interest income (expense), net	8	7	(7)
Other income (expense), net	4	(12)	(1)
Total other income (expense), net	12	(5)	(8)
Income (loss) before income taxes and discontinued operations	69	(4,596)	(526)
Income tax expense (benefit)	(91)	287	34
Income (loss) from continuing operations	160	(4,883)	(560)
Loss from discontinued operations	(2,028)	(137)	(421)
Net loss	$(1,868)	$(5,020)	$(981)
Net earnings (loss) per share:	$(0.03)	$(0.09)	$(0.02)

Continuing operations:
Basic and diluted earnings (loss) per share	$—	$(0.08)	$(0.01)
Discontinued operations:
Basic and diluted loss per share	$(0.04)	$—	$(0.01)
Net loss:
Basic and diluted loss per share*	$(0.03)	$(0.09)	$(0.02)
Weighted average shares used to calculate net income (loss) per share:
Basic	56,030	57,501	58,001
Diluted	56,558	57,501	58,001
* Per share data may not always add to the total for the period because each figure is independently calculated.

DOT HILL SYSTEMS CORP.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value data)

	December 31, 2012	March 31, 2013

Assets
Current assets:
Cash and cash equivalents	$40,315	$40,297
Accounts receivable, net	25,025	22,484
Inventories	5,037	4,944
Prepaid expenses and other assets	5,810	5,960
Total current assets	76,187	73,685
Property and equipment, net	7,147	7,645
Other assets	603	679
Total assets	$83,937	$82,009

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$22,659	$23,055
Accrued compensation	4,863	3,443
Accrued expenses	8,690	6,888
Deferred revenue	2,889	3,559
Credit facility borrowings	2,800	2,800
Total current liabilities	41,901	39,745
Other long-term liabilities	3,261	3,385
Total liabilities	45,162	43,130

Stockholders' equity:
Preferred stock	—	—
Common stock	58	58
Additional paid-in capital	326,575	327,516
Accumulated other comprehensive loss	(3,533)	(3,389)
Accumulated deficit	(284,325)	(285,306)
Total stockholders' equity	38,775	38,879
Total liabilities and stockholders' equity	83,937	82,009

DOT HILL SYSTEMS CORP.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(INCLUDES RESULTS FROM BOTH DISCONTINUED AND CONTINUING OPERATIONS)
(In thousands)

	Three Months Ended
	March 31, 2012	December 31, 2012	March 31, 2013
Cash Flows From Operating Activities:
Net loss	$(1,868)	$(5,020)	$(981)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,085	699	709
Provision for bad debt expense	—	13	—
Stock-based compensation expense	1,142	750	668
(Gain) Loss on disposal of fixed assets	123	(68)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,469)	3,269	2,521
Inventories	496	369	91
Prepaid expenses and other assets	(5,250)	673	(266)
Accounts payable	4,543	(4,266)	456
Accrued compensation and other expenses	(875)	923	(3,074)
Deferred revenue	(96)	1,637	682
Other long-term liabilities	(118)	1,707	142
Net cash provided by (used in) operating activities	(4,287)	686	948

Cash Flows From Investing Activities:
Purchases of property and equipment	(327)	(1,698)	(1,195)
Proceeds from sale of property and equipment	—	74	—
Net cash used in investing activities	(327)	(1,624)	(1,195)

Cash Flows From Financing Activities:
Principal payment of note and loan payable	(71)	—	—
Net cash proceeds from borrowings on credit facility (current period)	—	1,000	—
Shares withheld for tax purposes	(401)	(45)	(114)
Common stock issued under stock plans	448	—	387
Net cash provided by (used in) financing activities	(24)	955	273

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(83)	(244)	(44)
Net Decrease in Cash and Cash Equivalents	(4,721)	(227)	(18)
Cash and Cash Equivalents, beginning of period	46,168	40,542	40,315
Cash and Cash Equivalents, end of period	$41,447	$40,315	$40,297

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Capital assets acquired but not paid	$855	$477	$489
Supplemental Cash Flow Data:
Cash paid for income taxes	$34	$79	$17

DOT HILL SYSTEMS CORP.
UNAUDITED RECONCILIATION OF CONSOLIDATED NON-GAAP MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2012	December 31, 2012	March 31, 2013

GAAP net revenue from continuing operations	$54,598	$44,019	$44,480
Revenue from discontinued operations	146	128	20
Net revenue, from continuing and discontinued operations	$54,744	$44,147	$44,500
ITC revenue	(146)	(128)	(20)
Long-term software contract royalties	—	2,141	401
Non-GAAP net revenue	$54,598	$46,160	$44,881

GAAP gross profit from continuing operations	$15,565	$7,877	$14,440
Gross margin % from continuing operations	28.5%	17.9%	32.5%
Gross profit from discontinued operations	(391)	—	(111)
Gross profit from continuing and discontinued operations	15,174	7,877	14,329
Gross margin % from continuing and discontinued operations	27.7%	17.8%	32.2%
Stock-based compensation	172	135	96
Severance costs	6	4	23
Power supply component failures	—	—	(808)
ITC revenue	(147)	(128)	(20)
ITC expenses	356	128	129
Long-term software contract royalties	—	2,141	401
Long-term software contract cost	—	2,885	256
Intangible asset amortization	441	—	—
Non-GAAP gross profit	$16,002	$13,042	$14,406
Non-GAAP gross margin %	29.3%	28.3%	32.1%

GAAP operating expenses from continuing operations	15,508	12,468	14,958
Operating expenses from discontinued operations	1,636	137	310
Operating expenses from continuing and discontinued operations	17,144	12,605	15,268
Currency loss	(376)	(341)	(343)
Stock-based compensation	(970)	(615)	(572)
ITC expenses	(956)	(147)	(353)
Long-term software contract deferred cost	—	3,562	400
Restructuring (charge) recoveries	(601)	(95)	10
Legal fees related to power supply component failure	—	(9)	(1)
Severance costs	(9)	(237)	(82)
Non-GAAP operating expenses	$14,232	$14,723	$14,327

GAAP net income (loss) from continuing operations	$160	$(4,883)	$(560)
Net loss from discontinued operations	(2,028)	(137)	(421)
Net loss from continuing and discontinued operations	(1,868)	(5,020)	(981)
Currency loss	376	341	343
Stock-based compensation	1,142	750	668
Restructuring charge (recoveries)	601	95	(10)
Intangible asset amortization	441	—	—
Power supply component failures	—	9	(807)
ITC expenses	1,312	275	482
ITC revenue	(147)	(128)	(20)
Long-term software contract royalties	15	2,141	401
Long-term software contract cost	—	2,885	256
Long-term software contract deferred cost	—	(3,562)	(400)
Severance costs	—	241	105
Non-GAAP net income (loss)	$1,872	$(1,973)	$37

Non-GAAP net income (loss) per share
Basic and diluted	$0.03	$(0.03)	$—
Weighted average shares used to calculate net income (loss) per share:
Basic	56,030	57,501	58,001
Diluted	56,558	57,501	58,473

Non-GAAP net income (loss)	$1,872	$(1,973)	$37
Interest expense less ITC	7	12	7
Income tax expense (benefit)	(91)	287	34
Depreciation less ITC	545	697	706
Non-GAAP EBITDA	$2,333	$(977)	$784

DOT HILL SYSTEMS CORP.
NON-GAAP REVENUE DETAIL BY MARKET
(In thousands)

	Three Months Ended
	March 31, 2012	December 31, 2012	March 31, 2013

HP	$33,224	$29,869	$27,329
Other Server OEMs	1,784	3,831	2,718
Total Server OEMs	35,008	$33,700	$30,047
Vertical Markets	17,049	11,056	13,299
Service	2,541	1,404	1,535
Total Non-GAAP Revenue	$54,598	$46,160	$44,881

DOT HILL SYSTEMS CORP.
UNAUDITED RECONCILIATION OF CONSOLIDATED NON-GAAP MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2012	December 31, 2012	March 31, 2013
GAAP earnings (loss) per share from continuing operations	$—	$(0.08)	$(0.01)
Loss per share from discontinued operations	(0.04)	—	(0.01)
Loss per share from continuing and discontinued operations*	(0.03)	(0.09)	(0.02)
Currency loss	0.01	0.01	0.01
Intangible asset amortization	0.01	—	—
Stock-based compensation	0.02	0.01	0.01
ITC expenses	0.02	—	0.01
Long-term software contract royalties	—	0.04	0.01
Long-term software contract cost	—	0.05	—
Long-term software contract deferred cost	—	(0.06)	(0.01)
Other adjustments	—	0.01	(0.01)
Non-GAAP earnings (loss) per share*	$0.03	$(0.03)	$—

Weighted average shares used to calculate earnings (loss) per share:
Basic	56,030	57,501	58,001
Diluted	56,558	57,501	58,473

* Per share data may not always add to the total for the period because each figure is independently calculated.